Exhibit 4(b)(2)
                                                                 EXECUTION COPY

               This Trust Supplement No. 2002-1G-2, dated as of August 5, 2002 (herein called the "Trust Supplement"), by and among Northwest Airlines Corporation, a Delaware corporation (the "Guarantor"), Northwest Airlines, Inc., a Minnesota corporation (the "Company"), and State Street Bank and Trust Company of Connecticut, National Association (the "Trustee"), to the Pass Through Trust Agreement, dated as of June 3, 1999, by and among the Guarantor, the Company and the Trustee (the "Basic Agreement").

                             W I T N E S S E T H:

               WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates which may be issued thereunder, has heretofore been executed and delivered;

               WHEREAS, unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement;

               WHEREAS, the Company intends to finance or refinance the acquisition of eleven new Airbus A319-100 aircraft, six new Boeing 757-300 aircraft and three new Airbus 330-300 aircraft (the "Aircraft"), as selected by the Company out of the fifteen Airbus A319-100 aircraft, eleven Boeing 757-300 aircraft and six Airbus A330-300 aircraft scheduled for delivery from October 2002 through December 2003 (the "Eligible Aircraft"), either (i) through separate secured loan transactions, in which case the Company will own such aircraft (collectively, the "Owned Aircraft") or (ii) through separate leveraged lease transactions, in which case the Company will lease such aircraft (collectively, the "Leased Aircraft");

               WHEREAS, in the case of an Owned Aircraft, the Company will issue Equipment Notes to finance a portion of the purchase price of such Owned Aircraft;

               WHEREAS, in the case of a Leased Aircraft, each Owner Trustee, acting on behalf of its respective Owner Participant, will issue, on a non-recourse basis, Equipment Notes, among other things, to finance a portion of the purchase price of such Leased Aircraft;

               WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall purchase such Equipment Notes issued by each Owner Trustee or the Company, as the case may be, having the same interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

               WHEREAS, the Trustee hereby declares the creation of this Trust (the "2002 - 1G-2 Trust" or the "Applicable Trust") for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the 2002 - 1G-2 Trust, by their respective acceptances of the Applicable Certificates, join in the creation of this 2002-1G-2 Trust with the Trustee;

               WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

               WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

               NOW THEREFORE, in consideration of the premises herein, it is agreed by and among the Guarantor, the Company and the Trustee as follows:

                                  ARTICLE I
                              THE CERTIFICATES

               Section 1.01. The Certificates. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "Pass Through Certificates, Series 2002-1G-2" (hereinafter defined as the "Series 2002-1G-2 Certificates" or the "Applicable Certificates"). Each Series 2002-1G-2 Certificate represents a Fractional Undivided Interest in the 2002-1G-2 Trust created hereby.

               The terms and conditions applicable to the Series 2002-1G-2 Certificates are as follows:

               (a) The aggregate principal amount of the Series 2002-1G-2 Certificates that shall be authenticated under the Agreement (except for Series 2002-1G-2 Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.05 of the Basic Agreement) upon their initial issuance is $150,000,000.

               (b) The Cut-off Date is the earliest of (a) March 31, 2004, (b) the date on which Equipment Notes with respect to all the Aircraft have been acquired pursuant to the Note Purchase Agreement and (c) the date on which a Triggering Event occurs.

               (c) The Regular Distribution Dates with respect to any payment of Scheduled Payments means each February 20, May 20, August 20 and November 20, commencing on August 20, 2002, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

               (d) The Special Distribution Dates with respect to the Series G-2 Certificates shall be each Business Day on which a Special Payment is to be distributed pursuant to this Agreement.

               (e) (i) The Series 2002-1G-2 Certificates shall be in the form attached hereto as Exhibit A. Each purchaser of Series 2002-1G-2 Certificates, by its acceptance of such Certificate or its interest therein, will be deemed to represent and warrant to and for the benefit of each Owner Participant and the Company that either (x) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of a plan subject to Section 4975 of the Internal
          Revenue Code of 1986, as amended (the "Code"), of entities which may be deemed to hold such plans' assets, or of another employee benefit plan not subject to ERISA or Section 4975 of the Code (such as a governmental, church or non-U.S. plan) have not been used to purchase Series 2002-1G-2 Certificates or (y) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold such Certificate will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any federal, state or local law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

               (ii) The Series 2002-1G-2 Certificates shall be Book-Entry Certificates, which shall be subject to the conditions set forth in the Letter of Representations among the Guarantor, the Company and the Depository Trust Company (the "DTC") attached hereto as Exhibit B.

               (f) The Scheduled Payments of principal shall be as set forth in Exhibit C hereto.

               (g) The proceeds of the Series 2002-1G-2 Certificates shall be deposited in the Deposit Accounts and will be used in accordance with the Escrow Agreement and the Deposit Agreement.

               (h) Upon delivery of each Aircraft with respect to which Series G-2 Equipment Notes are to be issued, the Owner Trustee (in the case of a Selected Aircraft that is a Leased Aircraft), acting on behalf of its respective Owner Participant, will issue on a non-recourse basis, or the Company (in the case of an Owned Aircraft) will issue on a recourse basis, the Series G-2 Equipment Notes, the proceeds of which shall be used, among other things, to finance or refinance a portion of the purchase price of such Aircraft.

               (i) At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Series 2002-1G-2 Certificate. In any event, any transfer or exchange of any Series 2002-1G-2 Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Series 2002-1G-2 Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Series 2002-1G-2 Certificate to which an Escrow Receipt is attached, each Certificateholder of such a Series 2002-1G-2 Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

               Section 1.02. Intercreditor Agreement, Deposit Agreement and Escrow Agreement. The Series 2002-1G-2 Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

               Section 1.03. Ranking of Series 2002-1G-2 Certificates. The Series 2002-1G-2 Certificates will be subject to the ranking and priority as set forth in the Intercreditor Agreement.

               Section 1.04. Liquidity Facility. Payments of interest on the Series 2002-1G-2 Certificates will be supported by the Primary Liquidity Facility to be provided by the Primary Liquidity Provider for the benefit of the Applicable Certificateholders.

               Section 1.05. Policy. Payments of interest on the Series 2002-1G-2 Certificates when due and payment of the outstanding balance on the Series 2002-1G-2 Certificates on the Final Legal Distribution Date (as defined in the Intercreditor Agreement) for such Certificates and under certain other circumstances will be supported by a financial guaranty insurance policy to be issued by the Policy Provider pursuant to the Policy Provider Agreement (such policy, together with any policy issued in replacement thereof pursuant to the Intercreditor Agreement, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms, being the "Policy").

               Section 1.06. No Cross-Default or Cross- Collateralization of Equipment Notes. As set forth in the related Indenture, there will not be any cross-collateralization provisions or cross-default provisions in respect of the Equipment Notes.


                                  ARTICLE II
                           PREDELIVERY FUNDING AND
                             STATEMENT OF INTENT

               Section 2.01. Predelivery Funding. On the date hereof, the proceeds from the issuance of the Applicable Certificates will be deposited in the Deposit Accounts on behalf of the Escrow Agent. Pursuant to the terms of the Deposit Agreement and the Note Purchase Agreement, a portion of the proceeds from the issuance of the Applicable Certificates will be withdrawn from one or more Deposit Accounts on any date on which an Owner Trustee (in the case of a Leased Aircraft) or the Company (in the case of an Owned Aircraft) issues Equipment Notes with respect to an Aircraft.

               Section 2.02. Statement of Intent. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a trust or association taxable as a corporation or a partnership. Each of the parties hereto and each Applicable Certificateholder, or beneficial owner of an Applicable Certificate, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat for all U.S. federal, state and local income tax purposes (i) the Applicable Trust as a grantor trust and
(ii) Equipment Notes to be issued (or assumed) by an Owner Trust (in the case of a Leased Aircraft) as indebtedness of such Owner Trust, and Equipment Notes issued by the Company (in the case of an Owned Aircraft) as indebtedness of the Company.

               Section 2.03. Activities of Trust. (a) Other than in connection with the transactions contemplated by this Agreement or the Note Documents, the Trustee, on behalf of the Applicable Trust, shall not (i) borrow money or issue debt or (ii) merge with another entity, reorganize, liquidate or sell its assets.

               (b) The activities of the Trustee on behalf of the Applicable Trust shall be limited to those activities authorized by this Agreement or the Note Documents.

                                 ARTICLE III
                                 DEFINITIONS

               Section 3.01. Definitions. (a) For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings:

               Aircraft: Has the meaning specified in the Note Purchase
          Agreement.

               Applicable Certificateholder: Means the holder of an Applicable Certificate.

               Applicable Certificates: As defined in Section 1.01.

               Break Amount: Has the meaning specified in each relevant
          Indenture.

               Business Day: Means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Minneapolis, Minnesota, Boston, Massachusetts, or Salt Lake City, Utah.

               Class D Certificateholder: Means the holder of a Class D Certificate.

               Class D Certificates: Has the meaning specified in the Intercreditor Agreement.

               Class D Notice: Has the meaning specified in the Note Purchase Agreement.

               Closing Notice: Has the meaning specified in the Note Purchase Agreement.

               Cut-off Date: Has the meaning specified in Section 1.01(b).

               Deposit Account: Means an account established under Section 1.2 of the Deposit Agreement.

               Deposit Agreement: Means the Deposit Agreement dated as of August 5, 2002 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

               Deposit Make-Whole Amount: Has the meaning specified in the Note Purchase Agreement.

               Depositary: Means Credit Suisse First Boston, New York Branch, and any replacement or successor therefor.

               Deposits: Has the meaning specified in the Note Purchase
          Agreement.

               Distribution Date: Means any Regular Distribution Date or Special Distribution Date.

               DTC: Has the meaning specified in Section 1.01(e) hereof.

               DTC Participant: Means any of the participants in the DTC.

               Eligible Aircraft: Has the meaning specified in the Note Purchase Agreement.

               Escrow Agent: Means Wells Fargo Bank Northwest, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

               Escrow Agreement: Means the Escrow and Paying Agent Agreement dated as of August 5, 2002 relating to the Applicable Certificates, among the Escrow Agent, the Paying Agent, the Trustee and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

               Escrow Receipt: Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in the Paying Agent Account (as defined in the Escrow Agreement).

               Final Withdrawal: With respect to the Escrow Agreement, has the meaning set forth in Section 1.2 thereof.

               Final Withdrawal Date: Means the date on which the Final Withdrawal occurs.

               Intercreditor Agreement: Means the Intercreditor Agreement, dated as of the date hereof, by and among the Trustee, the Other Trustee, the Liquidity Providers named therein, the Policy Provider and State Street Bank and Trust Company, as Subordination Agent.

               Leased Aircraft: Has the meaning specified in the recitals hereto.

               Luxembourg Paying Agent: Has the meaning specified in Section
          4.08 of this Trust Supplement.

               Note Documents: With respect to any Equipment Note, means the Note Purchase Agreement, the related Indenture, the related Participation Agreement, and, if the related Aircraft is leased to the Company, the related Lease.

               Note Purchase Agreement: Means the Note Purchase Agreement, dated as of the date hereof, among the Company, the Trustee, the Other Trustee, State Street Bank and Trust Company, as Subordination Agent, the Escrow Agent and the Paying Agent.

               Notice of Purchase Withdrawal: Has the meaning specified in the Deposit Agreement.

               Notice of Series D Non-Issuance Withdrawal: Has the meaning specified in the Deposit Agreement.

               Other Agreement: Means the Basic Agreement as supplemented by Trust Supplement No. 2002-1G-1 (the "2002-1G-1 Trust Supplement") dated the date hereof relating to Northwest Airlines 2002-1G-1 Pass Through Trust, by Trust Supplement No. 2002-1C-1 (the "2002-1 C-1 Trust Supplement") dated the date hereof relating to the Northwest Airlines 2002-1C-1 Pass Through Trust, by Trust Supplement No. 2002-1C-2 (the "2002-1C-2 Trust Supplement") dated the date hereof relating to the Northwest Airlines 2002-1C-2 Pass Through Trust and, upon execution thereof, by Trust Supplement No. 2002-1D (the "2002-1D Trust Supplement") relating to the Northwest Airlines 2002-1D Pass Through Trust.

               Other Trustee: Means the trustee under the Other Agreement, and any successor or other trustee appointed as provided therein.

               Owned Aircraft: Has the meaning specified in the recitals hereto.

               Participation Agreement: Has the meaning specified in the Note Purchase Agreement.

               Paying Agent: Means State Street Bank and Trust Company.

               Policy: Has the meaning specified in Section 1.05.

               Policy Provider: Means MBIA Insurance Corporation, and any replacement or successor thereof appointed in accordance with the Policy Provider Agreement.

               Policy Provider Agreement: Has the meaning specified in the Intercreditor Agreement.

               Policy Provider Default: Has the meaning specified in the Intercreditor Agreement.

               Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made in respect of such Applicable Certificates or in respect of Deposits relating to the Applicable Trust other than payments made in respect of interest or premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date and payments under the Policy made for the benefit of the Applicable Certificateholders (other than in respect of the Primary Liquidity Facility or interest on the Applicable Certificates).

               Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or other Trust Property and the distribution thereof to be made on that date.

               Prepayment Premium: Has the meaning specified in each relevant Indenture.

               Primary Liquidity Facility: Means the Revolving Credit Agreement dated as of August 5, 2002 relating to the Applicable Certificates, between the Primary Liquidity Provider and State Street Bank and Trust, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefore, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

               Primary Liquidity Provider: Means Citibank, N.A., and any replacements or successors therefore appointed in accordance with the Intercreditor Agreement.

               Prospectus Supplement: Means the Prospectus Supplement dated July 29, 2002, relating to the offering of the Class G-1 Certificates, the Class G-2 Certificates, the Class C-1 Certificates and the Class C-2 Certificates (each as defined in the Intercreditor Agreement).

               Receiptholder: Has the meaning specified in the Escrow
          Agreement.

               Record Date: Means the fifteenth day preceding any Distribution Date on which the Applicable Certificateholders are determined for purposes of the distribution which will occur on such Distribution Date.

               Scheduled Closing Date: Has the meaning specified in the Note Purchase Agreement.

               Scheduled Payment: Has the meaning specified in the Intercreditor Agreement.

               Selected Aircraft: Has the meaning specified in the Note Purchase Agreement.

               Series D Non-Issuance Withdrawal: Has the meaning specified in the Deposit Agreement.

               Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture) or Special Redemption Premium.

               Special Redemption Premium: Means the Deposit Make-Whole Amount payable by the Company in respect of the Final Withdrawal or Series D Non-Issuance Withdrawal pursuant to the Note Purchase Agreement.

               Trust Property: Means (i) the Equipment Notes held as the property of the Applicable Trust and, subject to the Intercreditor Agreement, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) the rights of the Applicable Trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Deposit Accounts funds sufficient to enable the Applicable Trust to purchase Equipment Notes on the delivery of an Aircraft, (iii) funds from time to time deposited in the Certificate Account and the Special Payments Account, and (iv) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Note Purchase Agreement and the Primary Liquidity Facility, including, without limitation, the rights of the Applicable Trust to acquire Equipment Notes under the Note Purchase Agreement, all rights to receive certain payments under such documents, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement, the Primary Liquidity Facility or the Policy.

               Trusts: Means, collectively, the Northwest Airlines 2002-1 Pass Through Trusts to be formed pursuant to the Basic Agreement, as supplemented by this Trust Supplement and the Other Agreement.

               Underwriters: Means the several Underwriters named in and who are parties to the Underwriting Agreement.

               Underwriting Agreement: Means the Underwriting Agreement dated July 29, 2002, by and among the Company, the Guarantor and the Underwriters.

               Section 3.02. Other. (a) For purposes of the Applicable Trust, "PTC Event of Default," as used in the Basic Agreement, shall have the meaning set forth in the Intercreditor Agreement.

               (b) With respect to the Applicable Trust, the definition of the term "Specified Investments" in the Basic Agreement is amended by adding the following sentence at the end of such definition:

               "State Street Bank and Trust Company of Connecticut, National Association, in acting as Pass Through Trustee is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Pass Through Trustee or for any third person or dealing as principal for its own account."

                                  ARTICLE IV
                                 THE TRUSTEE

               Section 4.01. Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement, the Policy Provider Agreement and the Note Purchase Agreement, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections 3.03, 3.04, 3.05 and 3.09 of the Basic Agreement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph.

               (b) On or after the Issuance Date the Company may deliver from time to time to the Trustee a Closing Notice relating to one or more Equipment Notes. After receipt of a Closing Notice and in any case no later than two Business Days prior to a Scheduled Closing Date as to which such Closing Notice relates (the "Applicable Delivery Date"), the Trustee shall (as and when specified in the Closing Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (i) the withdrawal of all principal amounts from one or more Deposit Accounts on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (ii) the payment of all, or a portion, of the amount withdrawn from such Deposit Account or Accounts in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Owner Trustee or the Company, as the case may be, issuing such Equipment Notes, all as shall be described in the Closing Notice. The Trustee shall (as and when specified in such Closing Notice), subject to the conditions set forth in Section 3 of the Note Purchase Agreement, enter into and perform its obligations under the Participation Agreement specified in such Closing Notice (the "Applicable Participation Agreement") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to Section 2(e) or 2(f) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit Account or Accounts on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the Note Purchase Agreement and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals from one or more Deposit Accounts made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit Account or Accounts in excess of the purchase price of the Equipment Notes (and not otherwise subject to a Series D Non-Issuance Withdrawal) or to the extent not applied on the Applicable Delivery Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement.

               (c) If, in respect of an Aircraft, the Company shall deliver to the Trustee a Class D Notice pursuant to Section 2(b) of the Note Purchase Agreement specifying that a Series D Non-Issuance Withdrawal will be required under the Escrow Agreement, the Trustee shall (as and when specified in such Class D Notice) instruct the Escrow Agent to provide a Notice of Series D Non-Issuance Withdrawal to the Depositary requesting (i) the withdrawal of principal amounts from one or more Deposit Accounts in the amounts and on the date specified in such

Class D Notice (together with accrued interest to such specified date on the amounts so withdrawn) in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (ii) the payment to the Paying Agent (for payment to the Receiptholders in accordance with the Escrow Agreement) of the amounts so withdrawn from such Deposit Account or Accounts. If at any time prior to the Applicable Delivery Date the Trustee receives a notice of postponement pursuant to Section 2(e) or 2(f) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Series D Non-Issuance Withdrawal relating to such Deposit Account or Accounts. Amounts withdrawn from such Deposit Account or Accounts, to the extent not distributed to the Receiptholders on the date specified in the Class D Notice, shall be redeposited by the Trustee with the Depositary in accordance with the terms of the Deposit Agreement. Upon receipt of a Class D Notice specifying the requirement for a Series D Non-Issuance Withdrawal, the Trustee shall also make a demand upon the Company for an amount equal to the Special Redemption Premium, such payment to be made on the date specified in such Class D Notice as the date for payment by the Depositary of funds pursuant to the Series D Non-Issuance Withdrawal.

               Section 4.02. Withdrawal of Deposits. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, (i) the Trustee shall give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "Final Withdrawal Notice") and (ii) the Trustee will make a demand upon the Company for an amount equal to the Special Redemption Premium, such payment to be made on the Final Withdrawal Date.

               Section 4.03. The Trustee. (a) Subject to Section 4.04 of this Trust Supplement and Section 7.14 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company.

               (b) Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

               Section 4.04. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

               (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the Policy Provider Agreement and the Note Documents to which it is a party (collectively, the "Trustee Agreements") and has taken all necessary action to authorize the execution, delivery and performance by it of the Trustee Agreements;

               (b) the execution, delivery and performance by the Trustee of the Trustee Agreements (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

               (c) the execution, delivery and performance by the Trustee of the Trustee Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

               (d) each Trustee Agreement has been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreement of the Trustee, enforceable against it in accordance with its terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

               Section 4.05. Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.16 of the Basic Agreement, that it will, at its own cost and expense, promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.

               Section 4.06. Amendment of Section 7.01 of the Basic Agreement. The Trustee agrees, in addition to the agreements contained in Section 7.01 of the Basic Agreement, that it will promptly transmit any such notices to the Luxembourg Paying Agent.

               Section 4.07. Amendment of Section 8.03 of the Basic Agreement.
(a) So long as any of the Applicable Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, the Trustee shall promptly furnish to the Luxembourg Listing Agent following receipt thereof from the Company (i) copies of the Operative Agreements (as defined in the Intercreditor Agreement), the Deposit Agreement and the Escrow Agreement and (ii) copies of the information received by the Trustee from the Company pursuant to Section 8.04 of the Basic Agreement.

               (b) The provisions of this Section 4.07 supersede and replace the provisions of Section 8.03 of the Basic Agreement in its entirety with respect to the Applicable Trust.

               Section 4.08. Luxembourg Paying Agent. So long as any of the Applicable Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, the Trustee shall maintain a paying agent in Luxembourg (the "Luxembourg Paying Agent"), which shall be considered a Paying Agent for purposes of the Agreement. The Luxembourg Paying Agent, by accepting its appointment, shall be deemed to agree to perform the duties of the paying agent set forth in the Prospectus Supplement and the other requirements of the Luxembourg Stock Exchange. The Trustee hereby initially appoints Credit Lyonnais Luxembourg S.A., as Luxembourg Paying Agent and as the Trustee's agent where notices and demands to or upon the Trustee in respect of any Applicable Certificates listed on the Luxembourg Stock Exchange may be served, where payments of principal, interest, Prepayment Premium (if any) and other premium (if any) on the Definitive Certificates may be made upon written request of the registered holder of a Definitive Certificate to the Trustee or to the Luxembourg Paying Agent (a copy of which shall be furnished to the Trustee), and where such Applicable Certificates may be surrendered for exchange on the terms and conditions set forth in this Agreement. The Trustee shall, upon written request of the Company, at any time and from time to time, vary or terminate the appointment of such Luxembourg Paying Agent or appoint any additional or replacement Luxembourg Paying Agent for any or all of such purposes, subject to the requirements of the first sentence of this Section 4.08. The Trustee shall direct the Luxembourg Paying Agent to promptly forward copies of all inquiries and requests relating to the Applicable Certificates to the Trustee and the Escrow Agent.


                                  ARTICLE V
                           SUPPLEMENTAL AGREEMENT

               Section 5.01. Supplemental Agreements. (a) For purposes of this Trust, Section 9.01 and 9.02 of the Basic Agreement shall be amended to read as follows:

               "Section 9.01. Supplemental Agreements Without Consent of Applicable Certificateholders. Without the consent of the Applicable Certificateholders, the Guarantor and the Company may, and the Trustee (subject to Section 9.03) shall, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement, for any of the following purposes:

                    (1) to provide for the formation of a Trust, the issuance
               of a series of certificates and the other matters contemplated by Section 2.01(b); or

                    (2) to evidence the succession of another corporation to
               the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein contained or contained in the Note Purchase Agreement or the Policy Provider Agreement; or

                    (3) to add to the covenants of the Guarantor or the
               Company for the benefit of the Certificateholders of any series, or to surrender any right or power conferred upon the Guarantor or the Company in this Agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Policy, the Policy Provider Agreement or any Liquidity Facility; or

                    (4) except where Certificateholder consent is required by
               Sections 9.02(1) - 9.02(6) and as described below, to correct or supplement any provision in this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement which may be defective or inconsistent with any other provision herein or in any Trust Supplement or to make any other provisions with respect to matters or questions arising under this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement, provided that any such action shall not adversely affect the interests of the Certificateholders of any series; or to cure any ambiguity or correct any mistake in this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement; or

                    (5) to comply with any requirement of the SEC, any
               applicable law, rules or regulations of any exchange or quotation system on which the Applicable Certificates are listed, or any regulatory body; or

                    (6) to modify, eliminate or add to the provisions of this
               Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Policy, the Policy Provider Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Policy, the Policy Provider Agreement, the Note Purchase Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

                    (7) to evidence and provide for the acceptance of
               appointment under this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Policy, the Policy Provider Agreement, the Note

               Purchase Agreement or any Liquidity Facility by a successor Trustee with respect to one or more Trusts and to add to or change any of the provisions of this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Policy, the Policy Provider Agreement, the Note Purchase Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts hereunder and thereunder by more than one Trustee, pursuant to the requirements of Section 7.09; or

                    (8) to make any other amendments or modifications hereto,
               provided such amendments or modifications shall only apply to Certificates of one or more series to be thereafter issued."

               "Section 9.02. Supplemental Agreements with Consent of Certificateholders. With respect to each separate Trust and the series of Certificates relating thereto, with the consent of the Certificateholders holding Certificates of any such series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust, by Act of said Certificateholders delivered to the Guarantor, the Company and the Trustee, the Guarantor and the Company may (with the consent of the Owner Trustee, if any, relating to such Certificates, which consent shall not be unreasonably withheld), and the Trustee (subject to
          Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement; provided, however, that no such supplemental agreement shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

                    (1) reduce in any manner the amount of, or delay the
               timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions that are required to be made herein on any Certificate of such series, or change any date of payment of any Certificate of such series, or change the place of payment where, or the coin or currency in which, any Certificate of such series is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

                    (2) permit the disposition of any Equipment Note in the
               Trust Property of such Trust except as permitted by this Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust; or

                    (3) alter the priority of distributions specified in the
               Intercreditor Agreement; or

                    (4) reduce the percentage of the aggregate Fractional
               Undivided Interests of such Trust, the consent of the holder of which is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences) provided for in this Agreement; or

                    (5) modify any of the provisions of this Section or
               Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate or such series affected thereby; or

                    (6) terminate the Policy or modify the Policy other than
               amendments already contemplated or required by Section 3.06 of the Policy Provider Agreement and/or Section 2.6(c) or 3.7(c) of the Intercreditor Agreement

               It shall not be necessary for any Act of such Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof."

               (b) If Class E Certificates are issued, the Company, the Guarantor and the Trustee, without the consent of the Applicable
Certificateholders, may enter into an agreement supplemental to this Trust Supplement whereby Class E Certificateholders shall be granted purchase rights similar to those set forth in Section 7.01 hereof.

               (c) Any supplemental agreement may not adversely affect the status of the Applicable Trust for U.S. federal income tax purposes, as either
(i) a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or (ii) a partnership.

                                  ARTICLE VI
               DISTRIBUTIONS; STATEMENT TO CERTIFICATEHOLDERS

               Section 6.01. Additions to Article IV of the Basic Agreement. In addition to the provisions of Article IV of the Basic Agreement, the following provisions shall apply to the Applicable Trust:

               (a) Upon the payment of Special Redemption Premium to the Trustee under the Note Purchase Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Redemption Premium in the Special Payments Account.

               (b) The distribution of amounts of Special Redemption Premium as provided for in Section 4.02(b) of the Basic Agreement shall be on the Special Distribution Date with respect to such Special Payment or as soon thereafter as the Trustee has confirmed receipt of the related Special Redemption Premium.

               (c) In the event of the payment of a Special Redemption Premium by the Company to the Trustee under the Note Purchase Agreement, the notice provided for in Section 4.02(c) of the Basic Agreement shall be mailed, together with the notice by the

          Paying Agent under Section 2.6 of the Escrow Agreement, not less that 15 days prior to the Special Distribution Date for such amount, which Special Distribution Date shall be the Final Withdrawal Date or date of payment of the Series D Non-Issuance Withdrawal, as the case may be.

               (d) The last sentence of the first paragraph of Section 4.02(c) of the Basic Agreement shall apply equally if the amount of Special Redemption Premium, if any, has not been calculated at the time the Trustee mails notice of a Special Payment.

               Section 6.02. Statements to Applicable Certificateholders; Federal Income Tax Reporting. (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment, including any Special Redemption Premium, reflecting in part the information provided by the Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (i), (ii), (iii), (iv) and (v) below) the following information:

               (i) the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source (including any portion thereof paid by the Liquidity Provider and/or the Policy Provider);

               (ii) the amount of such distribution under the Agreement allocable to principal and the amount allocable to premium (including the Special Redemption Premium), if any;

               (iii) the amount of such distribution under the Agreement allocable to interest;

               (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

               (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any, and the amount of such distribution under the Escrow Agreement allocable to Deposit Make-Whole Amount, if any; and

               (vi) the Pool Balance and the Pool Factor.

               With respect to the Applicable Certificates registered in the name of DTC, on the Record Date prior to each Distribution Date, the Trustee will request from DTC a securities position listing setting forth the names of all direct participants reflected on its books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each such direct participant, whose name has been provided by DTC, the statement described above and will make available additional copies as requested by such direct participant for forwarding to holders of interests in the Applicable Certificates.

               (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i),
(a)(ii), (a)(iii), (a)(iv) and (a)(v) of this Section 6.02 for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the direct participants of DTC, and shall be delivered by the Trustee to such direct participants to be available for forwarding by such direct participants to the holders of interests in the Applicable Certificates in the manner described in Section 6.02(a) hereof.

               (c) Promptly following the date of (i) any change in the information set forth in clauses (x) and (y) below from that set forth in page S-50 and S-51 of the Prospectus Supplement, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Factors for each subsequent Regular Distribution Date and (y) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Applicable Certificates registered in the name of DTC, on the Cut-off Date, the Trustee will request from DTC a securities position listing setting forth the names of all direct participants reflected on its books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each direct participant the statement described above and will make available additional copies as requested by such direct participant for forwarding to holders of interests in the Applicable Certificates. Notwithstanding the foregoing, so long as any of the Applicable Certificates are listed on the Luxembourg Stock Exchange, all information and documents required to be delivered pursuant to this Section 6.02 (other than Section 6.02(b)) shall also be provided to the Luxembourg Paying Agent and made available at the Luxembourg Paying Agent's offices in Luxembourg, free of charge.

               (d) Unless and until required otherwise by applicable authority, the Trustee shall treat the Applicable Trust as a "grantor trust" under Subpart E, Part I, Subchapter J of Chapter 1 of the Code, and shall file annually with the Internal Revenue Service Form 1041, indicating the name and address of the Applicable Trust and otherwise completed in blank, with attached statements identifying each Applicable Certificateholder and its pro rata share of the income and expenses of the Applicable Trust for the applicable portion of the preceding calendar year, on the cash or accrual method, as the case may be, and shall furnish each Applicable Certificateholder with a copy of its statement at the time and in the manner required by the Code.

               (e) This Section 6.02 supersedes and replaces Section 4.03 of the Basic Agreement.

                                 ARTICLE VII
                                   DEFAULT

               Section 7.01. Purchase Rights of Certificateholders. By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that, after the occurrence and during the continuation of a Triggering Event,

               (a) subject to Section 7.01(f) below, if the Class G-1 Trustee is then the Controlling Party, each Applicable Certificateholder shall have the right to purchase, for the purchase price set forth in the Class G-1 Trust Agreement, all, but not less than all, of the Class G-1 Certificates upon ten days' prior written notice to the Class G-1 Trustee and each other Applicable Certificateholder, provided that (i) if prior to the end of such ten-day period any other Applicable Certificateholder notifies such purchasing Applicable Certificateholder that such other Applicable Certificateholder wants to participate in such purchase, then such other Applicable Certificateholder may join with the purchasing Applicable Certificateholder to purchase all, but not less than all, of the Class G-1 Certificates pro rata based on the fractional undivided interest in the Applicable Trust held by each such Applicable Certificateholder and (ii) if prior to the end of such ten-day period any other Applicable Certificateholder fails to notify the purchasing Applicable Certificateholder of such other Applicable Certificateholder's desire to participate in such purchase, then such other Applicable Certificateholder shall lose its right to purchase the Class G-1 Certificates pursuant to this
          Section 7.01(a); and

               (b) subject to Section 7.01(f) below, if the Trustee is then the Controlling Party, each Class G-1 Certificateholder shall have the right to purchase all, but not less than all, of the Applicable Certificates upon ten days' prior written notice to the Trustee and each other Class G-1 Certificateholder, provided that (i) if prior to the end of such ten-day period any other Class G-1 Certificateholder notifies such purchasing Class G-1 Certificateholder that such other Class G-1 Certificateholder wants to participate in such purchase, then such other Class G-1 Certificateholder may join with the purchasing Class G-1 Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the fractional undivided interest in the Class G-1 Trust held by each such Class G-1 Certificateholder and (ii) if prior to the end of such ten-day period any other Class G-1 Certificateholder fails to notify the purchasing Class G-1 Certificateholder of such other Class G-1 Certificateholder's desire to participate in such a purchase, then such other Class G-1 Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 7.01(b); and

               (c) subject to Section 7.01(f) below, the Class C-1 or Class C-2 Certificateholders shall have the right (which shall not expire upon any purchase of the Applicable Certificates or the Class G-1 Certificates pursuant to paragraph (a) or (b) above) to purchase all, but not less than all, of the Applicable Certificates and the Class G-1 Certificates upon ten days' prior written notice to the Trustee, the Class G-1 Trustee, the Class C-1 Certificateholders and the Class C-2 Certificateholders; provided that if both Class C-1 and Class C-2 Certificateholders wish to purchase the Applicable Certificates and the Class G-1 Certificates, then whichever of Class C-1 or Class C-2 shall have the larger Pool Balance of Certificates outstanding at such time (such Class, the "Larger C Class", the related Certificates, the "Larger C Class Certificates" and the related Trust, the "Larger C Class Trust"; such other Class, the "Smaller C Class", the related Certificates, the "Smaller C Class Certificates" and the related Trust, the "Smaller C Class Trust") shall have such right; provided, further, that (i) if prior to the end of such ten-day period any other Larger C Class Certificateholder notifies such purchasing Larger C Class Certificateholder that such other Larger C Class Certificateholder wants to participate in such purchase, then such other Larger C Class Certificateholder may join with the purchasing Larger C Class Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class G-1 Certificates pro rata based on the fractional undivided interest in the Larger C Class Trust held by each such Larger C Class Certificateholder and (ii) if prior to the end of such ten-day period any other Larger C Class Certificateholder fails to notify the purchasing Larger C Class Certificateholder of such other Larger C Class Certificateholder's desire to participate in such a purchase, then such other Larger C Class Certificateholder shall lose its right to purchase the Applicable Certificates and the Class G-1 Certificates pursuant to this Section 7.01(c); and

               (d) subject to Section 7.01(f) below, if the Applicable Certificates and the Class G-1 Certificates have been purchased by the Larger C Class Certificateholders, the Smaller C Class Certificateholders shall have the right (which shall not expire upon any purchase of the Applicable Certificates and the Class G-1 Certificates pursuant to paragraph (a), (b) or (c) above) to purchase all, but not less than all, of the Applicable Certificates, the Class G-1 Certificates and the Larger C Class Certificates upon ten days' prior written notice to the Class G-1 Trustee, the Trustee, the Trustee of the Larger C Class and each other Smaller C Class Certificateholder, provided that (i) if prior to the end of such ten-day period any other Smaller C Class Certificateholder notifies such purchasing Smaller C Class Certificateholder that such other Smaller C Class Certificateholder wants to participate in such purchase, then such other Smaller C Class Certificateholder may join with the purchasing Smaller C Class Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class G-1 Certificates and the Larger C Class Certificates pro rata based on the fractional undivided interest in the Smaller C Class Trust held by each such Smaller C Class Certificateholder and (ii) if prior to the end of such ten-day period any other Smaller C Class Certificateholder fails to notify the purchasing Smaller C Class Certificateholder of such other Smaller C Class Certificateholder's desire to participate in such a purchase, then such other Smaller C Class Certificateholder shall lose its right to purchase the Applicable Certificates, the Class G-1 Certificates and the Larger C Class Certificates pursuant to this Section 7.01(d); and

               (e) subject to Section 7.01(f) below, each Class D Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Applicable Certificates, the Class G-1 Certificates and the Class C-1 Certificates or the Class C-2 Certificates pursuant to paragraph (a), (b), (c) or (d) above) to purchase all, but not less than all, of the Applicable Certificates, the Class G-1 Certificates, the Class C-1 Certificates and the Class C-2 Certificates upon ten days' prior written notice to the Trustee, the Class G-1 Trustee, the Class C-1 Trustee, the Class C-2 Trustee and each other Class D Certificateholder, provided that (i) if prior to the end of such ten-day period any other Class D Certificateholder (other than the Company or any of its Affiliates) notifies such purchasing Class D Certificateholder that such other Class D Certificateholder wants to participate in such purchase, then such other Class D Certificateholder may join with the purchasing Class D Certificateholder to purchase all, but not less than all, of the Applicable Certificates, the Class G-1 Certificates, the Class C-1 Certificates and the Class C-2 Certificates pro rata based on the fractional undivided interest in the Class D Trust held by each such Class D Certificateholder and (ii) if prior to the end of such ten-day period any other Class D Certificateholder fails to notify the purchasing Class D Certificateholder of such other Class D Certificateholder's desire to participate in such a purchase, then such other Class D Certificateholder shall lose its right to purchase the Applicable Certificates, the Class G-1 Certificates, the Class C-1 Certificates and the Class C-2 Certificates pursuant to this Section 7.01(e); and

               (f) whether or not any Certificateholders of any Class has exercised its rights pursuant to the foregoing provisions of this
          Section 7.01, the Policy Provider (except in the case of a Policy Provider Default), if it is then the Controlling Party, shall have the right to purchase all, but not less than all, of the Applicable Certificates and the Class G-1 Certificates upon ten days' written notice to the Trustee, the Class G-1 Trustee, the Class C-1 Trustee and the Class C-2 Trustee and the holders of the Applicable Certificates, the Class G-1 Certificates, the Class C-1 Certificates and the Class C-2 Certificates.

               The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that (i) if such purchase occurs after the record date specified in Section 2.3(b) of the Escrow Agreement relating to the distribution of unused Deposits and accrued and unpaid interest thereunder, such purchase price shall be reduced by the aggregate amount of unused Deposits and interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such record date) and (ii) if such purchase occurs after a Record Date, such purchase price shall be reduced by the amount to be distributed hereunder on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such Record Date); provided further that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement and the Other Agreements, the Applicable Certificates, the Class G-1 Certificates, the Class C-1 Certificates, and the Class C-2 Certificates which are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence of this paragraph shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 7.01. Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that it will, subject to Section 3.04 of the Basic Agreement, upon payment from such Class G-1 Certificateholder(s), Class C-1 Certificateholder(s), Class C-2 Certificateholder(s) or Class D Certificateholder(s), or the Policy Provider, as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, each Liquidity Facility, the Policy, the Policy Provider Agreement, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Applicable Certificateholder's obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, each Liquidity Facility, the Policy, the Policy Provider Agreement, the Note Documents and all such Applicable Certificates and Escrow Receipts. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (i) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (ii) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

               As used in this Section 7.01, the terms "Class G-1 Certificate", "Class G-1 Certificateholder", "Class G-1 Trust", "Class G-1 Trust Agreement", "Class G-1 Trustee", "Class C-1 Certificate", "Class C-1 Certificateholder", "Class C-1 Trust", "Class C-1 Trustee", "Class C-2 Certificate", "Class C-2 Certificateholder", "Class C-2 Trust", "Class C-2 Trustee", "Class D Certificate", "Class D Certificateholder", "Class D Trust" and "Class D Trustee" shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

               (g) This Section 7.01 supersedes and replaces Section 6.01(b) of the Basic Agreement.

                                 ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

               Section 8.01. Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

               Section 8.02. GOVERNING LAW. THIS TRUST SUPPLEMENT AND THE SERIES 2002-1G-2 CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

               Section 8.03. Execution in Counterparts. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

               Section 8.04. Notices. The Trustee agrees, in addition to the agreements contained in Section 12.04 of the Basic Agreement, that notices to the Applicable Certificateholders in respect of the Applicable Certificates regarding (i) a Special Distribution Date pursuant to Section 4.02(c) of the Basic Agreement, (ii) the final distribution pursuant to Section 8.01(a) of this Trust Supplement, (iii) a default pursuant to Section 7.01 of the Basic Agreement or (iv) the appointment of a successor Luxembourg Paying Agent pursuant to Section 6.08 of this Trust Supplement, shall, so long as any of the Applicable Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, promptly after such mailing also to be published in the Luxemburger Wort or in another daily newspaper having general circulation in Luxembourg (or, if not practical in Luxembourg, elsewhere in Europe.)

               IN WITNESS WHEREOF, the Guarantor, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.


                                         NORTHWEST AIRLINES, INC.


                                         By:    /s/ Daniel B. Matthews
                                            --------------------------------
                                            Name:   Daniel B. Matthews
                                            Title:  Senior Vice President &
                                                    Treasurer


                                         NORTHWEST AIRLINES CORPORATION,
                                          as Guarantor


                                         By:    /s/ Daniel B. Matthews
                                            --------------------------------
                                            Name:   Daniel B. Matthews
                                            Title:  Senior Vice President &
                                                    Treasurer


                                         STATE STREET BANK AND TRUST
                                         COMPANY OF CONNECTICUT, NATIONAL
                                         ASSOCIATION, as Trustee


                                         By:-------------------------------
                                            Name:
                                            Title:

               IN WITNESS WHEREOF, the Guarantor, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.


                                         NORTHWEST AIRLINES, INC.


                                         By:
                                            --------------------------------
                                            Name:
                                            Title:


                                         NORTHWEST AIRLINES CORPORATION,
                                          as Guarantor


                                         By:-------------------------------
                                            Name:
                                            Title:


                                         STATE STREET BANK AND TRUST
                                         COMPANY OF CONNECTICUT, NATIONAL
                                         ASSOCIATION, as Trustee


                                         By:  /s/ Kenneth R. Ring
                                            -------------------------------
                                            Name: Kenneth R. Ring
                                            Title: Assistant Vice President

                                   EXHIBIT A

                              FORM OF CERTIFICATE

               [[Insert if DTC Certificate:] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]

               Any person acquiring this Certificate by its acceptance hereof or its interest herein, will be deemed to represent and warrant to and for the benefit of each Owner Participant and the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), of entities which may be deemed to hold such plans' assets, or of another employee benefit plan not subject to ERISA or Section 4975 of the Code (such as a governmental, church or non-U.S. plan) have not been used to purchase this Certificate or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold this Certificate will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any federal, state or local law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

                NORTHWEST AIRLINES 2002-1G-2 PASS THROUGH TRUST

                                 Pass Through
                         Certificate, Series 2002-1G-2

                        Issuance Date: ______ __, 2002

                Final Legal Distribution Date: _______ __, 20__

          Evidencing A Fractional Undivided Interest In The Northwest Airlines 2002-1G-2 Pass Through Trust, The Property Of Which Includes Certain Equipment Notes Each Secured By An Aircraft Leased To Or Owned By Northwest Airlines, Inc.

Certificate         $________ Fractional undivided interest representing 0.__%
No. _____           of the Trust per $1,000 of Reference Principal Amount

               THIS CERTIFIES THAT _______________, for value received, is the registered owner of a Fractional Undivided Interest in the amount of $_______ (the "Reference Principal Amount") in the Northwest Airlines 2002-1G-2 Pass Through Trust (the "Trust") created by State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement, dated as of June 3, 1999 (as amended or supplemented, the "Basic Agreement"), by and among the Trustee, Northwest Airlines

Corporation, a Delaware corporation (the "Guarantor"), and Northwest Airlines, Inc., a Minnesota corporation (the "Company"), as supplemented by Trust Supplement No. 2002-1G-2 thereto, dated as of _____ __, 2002 (collectively, the "Agreement"), by and among the Trustee, the Guarantor and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, Series 2002-1G-2" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Intercreditor Agreement, to which Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement, the Primary Liquidity Facility and the Policy (the "Trust Property"). Each issue of the Equipment Notes is secured by a security interest in the related Aircraft leased to or owned by the Company.

               Each of the Certificates represents a Fractional Undivided Interest in the Trust and the Trust Property and has no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

               Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each February 20, May 20, August 20 and November 20 (a "Regular Distribution Date"), commencing on August 20, 2002 to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

               Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of DTC (or its nominees), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this

Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

               The Certificates do not represent an obligation of, or an obligation guaranteed by, or an interest in, the Guarantor, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right or payment, all as more specifically set forth herein and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

               The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Guarantor or the Company and the rights of the Certificateholders under the Agreement at any time by the Guarantor, the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

               As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

               The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interests and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

               So long as any of the Certificates are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, notices to the Certificateholders shall be given by publication in a daily newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger
Wort).

               No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

               Each Certificateholder or beneficial owner of a Certificate, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

               The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

               The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

               THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

               Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

               IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                             NORTHWEST AIRLINES 2002-1G-2
                                              PASS THROUGH TRUST

                                             By:  STATE STREET BANK AND TRUST
                                                    COMPANY OF CONNECTICUT,
                                                    NATIONAL ASSOCIATION, as
                                                    Trustee

                                                  By:  ________________________
                                                       Name:
                                                       Title:

              FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


               This is one of the Certificates referred to in the within-mentioned Agreement.

STATE STREET BANK AND TRUST
  COMPANY OF CONNECTICUT,
  NATIONAL ASSOCIATION,
  as Trustee

By:  ________________________
     Name:
     Title:

                                   EXHIBIT B

                         DTC Letter of Representations

                                   EXHIBIT C

                          REGULAR DISTRIBUTION DATES
                                      AND
                              SCHEDULED PAYMENTS

     Regular Distribution Date                           Scheduled Payment
     -------------------------                           -----------------